Exhibit 10.54

FIFTH AMENDMENT

TO THE

EMPLOYMENT AGREEMENT

BETWEEN FOSTER WHEELER INC.

AND

FRANCO BASEOTTO

This FIFTH AMENDMENT (this “Amendment”) to the Employment Agreement between FOSTER WHEELER INC., a Delaware corporation (the “Company”), and FRANCO BASEOTTO (the “Executive”), dated as of May 6, 2008 (the “Agreement”), is made and entered into effective as of January 1, 2013 (the “Amendment Effective Date”).

WHEREAS, Foster Wheeler Ltd. entered into the Agreement with the Executive;

WHEREAS, the Company thereafter assumed the Agreement from Foster Wheeler Ltd. on or about February 9, 2009, and the Company and the Executive entered into a (i) First Amendment to the Agreement, effective January 18, 2010, (ii) Second Amendment to the Agreement, effective May 4, 2010, (iii) a letter amendment, dated March 14, 2012, and (iv) Fourth Amendment to the Agreement, dated October 29, 2012;

WHEREAS, the Company desires to eliminate the gross-up it provides for taxable income on certain perquisites under the Agreement; and

WHEREAS, pursuant to Section 9.9 of the Agreement, an amendment to the Agreement may be made pursuant to the written consent of the Company and the Executive.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement is amended as follows:

1. Agreement Section 3.7 is hereby revised to read in its entirety as follows:

“3.7 Perquisites. During the Term, the Executive shall be provided by the Company with the following perquisites:

3.7.1 an annual physical examination;

3.7.2 an annual automobile allowance based upon the current Company policy;

3.7.3 home office equipment and associated services for business use in Executive’s homes not to exceed $5,000 per year;

3.7.4 annual reimbursement for the reasonable fees associated with financial planning and income tax advice and document preparation not to exceed $5,000 per year; and

3.7.5 reimbursement for a one-time cost of estate planning services, at a time selected by the Executive during the Term, not to exceed $10,000 in the aggregate.”

As of the Amendment Effective Date, Executive shall not be eligible to receive a gross-up for taxable income on the perquisites provided under this Section 3.7. For the avoidance of doubt, the elimination of the gross-up for taxable income in this Section 3.7 shall not affect the Executive’s gross-up on taxable income to the extent the Executive is eligible for a gross-up under another section of the Agreement.

2. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together constitute one (1) and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to the Agreement effective as of the date first written above.

FOSTER WHEELER INC.

By:	/s/ J. Kent Masters
Name:	J. Kent Masters
Title:	President & CEO

By:	/s/ Franco Baseotto
FRANCO BASEOTTO

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